UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower 1717 Main Street, MC 6404 Dallas, Texas		75201
(Address of principal executive offices)		(zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In a Form 8-K dated July 26, 2011, Comerica Incorporated (“Comerica”) announced that Karen L. Parkhill, who joined Comerica as Vice Chairman in August 2011, would be replacing Elizabeth S. Acton as the Chief Financial Officer after a transition period. It was also announced that the replacement was anticipated to occur immediately after the filing of Comerica’s Form 10-Q for the quarter ended September 30, 2011. In accordance with that earlier announcement, effective with the filing earlier today of Comerica’s Form 10-Q for the quarter ended September 30, 2011, Ms. Parkhill became Chief Financial Officer on November 1, 2011. Ms. Parkhill also continues to serve as Vice Chairman.

Ms. Acton resigned from her Chief Financial Officer role, effective November 1, 2011 (immediately following the filing of Comerica’s Form 10-Q for the quarter ended September 30, 2011). It is expected that Ms. Acton will continue to serve as Comerica’s Executive Vice President until her retirement from Comerica, which is currently anticipated to occur in April 2011.

The information concerning Ms. Parkhill that was contained in Comerica’s Form 8-K dated July 26, 2011, as required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K and that pertained to certain equity grants, is incorporated herein by reference.

Additionally, Ms. Parkhill has entered into Comerica’s standard Change of Control Employment Agreement, which is attached as Exhibit 10.41 to Comerica’s Form 10-K for the year ended December 31, 2011. The agreement is described on page 52 of Comerica’s most recent proxy statement under “Change of Control,” which description is incorporated herein by reference. However, Ms. Parkhill’s agreement does not include an excise tax benefit or a window period feature allowing her to resign for any reason within the 30 days after the one-year anniversary of a change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary
Date: November 1, 2011